UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 27, 2014

LIGHTING SCIENCE GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building 2A, 1227 South Patrick Drive, Satellite Beach, Florida 32937
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (321) 779-5520

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 of this Current Report is incorporated herein by reference.

Section 3 – Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities.

On August 27, 2014, Lighting Science Group Corporation, a Delaware corporation (the “Company”), issued 4,000 units of the Company’s securities (each, individually, a “Series J Security” and collectively, the “Series J Securities”) to PCA LSG Holdings, LLC (“PCA LSG”) at a purchase price of $1,000 per Series J Security for aggregate gross proceeds of $4,000,000. Each Series J Security consists of (a) one share of the Company’s Series J Convertible Preferred Stock, par value $0.001 per share (the “Series J Preferred Stock”) and (b) a warrant to purchase 2,650 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at an exercise price of $0.001 per share (the “Warrants”).

The above-referenced Series J Securities were issued to PCA LSG pursuant to the terms of that certain Series J Subscription Agreement, dated August 14, 2014, by and between the Company and PCA LSG, which was previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 20, 2014. The designations, powers, preferences and other special rights of the shares of Series J Preferred Stock issued as part of the Series J Securities are governed by the Amended and Restated Certificate of Designation of Series J Convertible Preferred Stock (the “Series J Certificate of Designation”), which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 20, 2014. The Warrants issued to PCA LSG as part of the Series J Securities contain substantially identical terms as the warrants previously issued to PCA LSG on January 3, 2014 and filed as Exhibit 4.5 to the Company’s Current Report on Form 8-K filed with the SEC on January 8, 2014. PCA LSG is an affiliate of Pegasus Capital Advisors, L.P. who, together with its affiliates (collectively, “Pegasus”), is the Company’s largest stockholder.

The foregoing descriptions of the (a) Series J Preferred Stock and (b) Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the (x) Series J Certificate of Designation filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 20, 2014 and (y) Warrants filed as Exhibit 4.5 to the Company’s Current Report on Form 8-K filed with the SEC on January 8, 2014, each of which is incorporated herein by reference.

The Series J Securities were issued by the Company pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and the safe harbors for sales provided by Regulation D promulgated thereunder. There were no underwriting discounts or commissions paid in connection with such issuances.

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Edward Bednarcik as Chief Executive Officer

On August 28, 2014, the Board of Directors of the Company (the “Board”) appointed Edward Bednarcik as Chief Executive Officer of the Company, effective September 8, 2014. In connection with Mr. Bednarcik’s appointment, Richard H. Davis, Jr. will resign from his position as Interim Chief Executive Officer, effective September 8, 2014.

Mr. Bednarcik, 57, previously served as chief executive officer and president of VideoIQ, an enterprise software company, from 2011 to January 2014, when VideoIQ was sold to Avigilon Corp., a company that is publicly traded on the Toronto Stock Exchange. From 2007 to 2011, Mr. Bednarcik served as chief executive officer and president of Wright Line LLC, a supplier of innovative data center solutions for government and commercial customers. Mr. Bednarcik transitioned out of his position at Wright Line LLC after the company was sold to Eaton Corporation Plc, a company that is publicly traded on the New York Stock Exchange, in August 2010. Mr. Bednarcik was vice president and general manager of A123 Systems, LLC, a company focused on high power Lithium Ion battery solutions for hybrid electric vehicle transportation, from 2005 to 2007. From 1997 to 2005, Mr. Bednarcik was with American Power Conversion Corporation, a provider of integrated solutions to large- and small-scale data centers, where he served as general manager of the network solutions division from 1997 to 1999, vice president and general manager of the business network solutions group from 2000 to 2002 and vice president of global sales from 2003 to 2005. Since 2012, Mr. Bednarcik has served on the board of directors and audit and compensation committees of Raritan Inc., a privately held company providing power distribution solutions to enterprise clients globally. Mr. Bednarcik holds a Bachelor of Science degree from the University of Rhode Island.

The terms of Mr. Bednarcik’s employment are governed by an Employment Agreement, dated as of August 28, 2014, between the Company and Mr. Bednarcik (the “Employment Agreement”), which was approved by the Board on August 28, 2014. The Employment Agreement has a five-year term (the “Employment Period”). The Employment Agreement provides that, during the Employment Period, Mr. Bednarcik is entitled to (a) an annual base salary of $400,000 (the “Base Salary”) and benefits generally available to other senior executives of the Company and (b) reimbursement for reasonable housing in the Brevard County area in the amount of up to $3,000 per month and a car allowance in the amount of up to $600 per month, as long as the headquarters of the Company is located in the Brevard County area. Mr. Bednarcik is also eligible to receive a performance bonus with respect to each calendar year (or partial calendar year) during the Employment Period based upon a bonus plan to be determined annually by the Board (or the compensation committee of the Board) and criteria that will be presented by the Board (or the compensation committee of the Board) to Mr. Bednarcik promptly following the first meeting of the Board during each fiscal year (such criteria, with respect to any calendar year, the “Applicable Plan”). The level of such performance bonus will be the sum of (x) up to 50% of the Base Salary, based on Mr. Bednarcik’s satisfaction of the criteria specified in the Applicable Plan, which bonus will be paid 50% in cash and 50% in restricted stock units of Common Stock (“Restricted Stock Units”), with 50% of such Restricted Stock Units vesting immediately and 50% of such Restricted Stock Units vesting over a two-year period, in two equal increments on the first two anniversaries of the award, and (y) up to 100% of the Base Salary, based on the Board’s evaluation, in its sole discretion, of the Company’s operating results during such year as measured against criteria specified in the Applicable Plan, which bonus will be paid 25% in cash and 75% in Restricted Stock Units, with 100% of such Restricted Stock Units vesting over a two-year period, in two equal increments on the first two anniversaries of the award. The Employment Agreement provides that, at Mr. Bednarcik’s option, on each Restricted Stock Unit vesting date he may sell up to one-third of the stock vesting on such date back to the Company, and the Company will purchase such stock at a price equal to the published closing price of the Common Stock on such date.

Pursuant to the Employment Agreement, Mr. Bednarcik is also entitled to a grant of an employee stock option to purchase 15,500,000 of shares of Common Stock (the “Option”). Unless vested or accelerated sooner in accordance with the terms of the Company’s 2012 Amended and Restated Equity-Based Compensation Plan (the “Plan”), the Option will vest and become exercisable in four equal tranches over a four-year period, with the first tranche vesting on September 8, 2015, and the remaining tranches vesting annually thereafter. The Option will be subject to the terms and conditions of the Plan and a stock option award agreement. Furthermore, to the extent that the foregoing Option grant exceeds the maximum number of options to purchase Common Stock permitted to be granted under the Plan to any individual during a single year (the “Maximum Number”), the Company will present to its stockholders, for their approval at the Company’s first Annual Meeting of Stockholders following Mr. Bednarcik’s start date, a proposal to amend the Plan so as to raise the Maximum Number to at least 15,500,000, and to the extent that the Option grant to Mr. Bednarcik exceeds the number of shares of Common Stock underlying options registered pursuant to the Company’s Registration Statements on Form S-8 currently on file with the SEC, the Company will file an additional Registration Statement on Form S-8 to register the shares of Common Stock underlying the Option.

The Employment Agreement contains customary confidentiality and non-competition provisions. If Mr. Bednarcik’s employment is terminated by the Company without “cause,” or if he resigns for “good reason,” the Company would be required to continue to pay him the Base Salary for a period of one (1) year following the date of termination, subject to Mr. Bednarcik’s execution of a general release. If Mr. Bednarcik’s employment is terminated for “cause,” (a) any shares underlying the Restricted Stock Units that are not then vested will be forfeited on the date of such termination and (b) no portion of the Option will continue to be exercisable as of the date of such termination.

Election of Pegasus Designees

As of August 28, 2014, the date of the Company’s Annual Meeting of Stockholders (the “Annual Meeting”), and pursuant to the Amended and Restated Certificate of Designation of Series I Convertible Preferred Stock, Pegasus had the right to elect five directors to serve on the Board. On August 28, 2014 and pursuant to these rights, Pegasus elected Craig Cogut, Richard H. Davis, Jr., Jonathan Rosenbaum and Seth Bernstein as directors of the Company (each, a “Series I Director”) to serve on behalf of the holders of the Company’s Series I Convertible Preferred Stock, par value $0.001 per share (the “Series I Preferred Stock”), leaving one position vacant. Each Series I Director may serve a term expiring at the next Annual Meeting of Stockholders in 2015 and until the election and qualification of his successor or his earlier resignation or removal.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on August 28, 2014. As of July 1, 2014, the record date for the Annual Meeting (the “Record Date”), there were 209,600,993 shares of Common Stock issued and outstanding, with each such share being entitled to one vote. The Company also had 113,608.52 shares of Series H Convertible Preferred Stock, 62,365 shares of Series I Preferred Stock and 37,475 shares of Series J Preferred Stock issued and outstanding as of the Record Date, none of which were entitled to vote at the Annual Meeting.

A total of 174,907,020 shares of Common Stock were represented in person or by proxy at the Annual Meeting. The number of votes cast for, against, or withheld, as well as abstentions and broker non-votes, as applicable, with respect to each matter is set forth below.

Proposal 1: Election of Directors

The stockholders elected six directors to the Board, each for a term expiring at the next Annual Meeting of Stockholders in 2015 and until the election and qualification of their respective successors or their earlier resignation or removal.

Nominee	Votes Cast For	Votes Withheld	Broker Non-Votes
Sanford R. Climan	161,737,866	2,371,041	—
Donald Harkleroad	161,764,496	2,344,411	—
General James Jones	161,764,188	2,344,719	—
Fredric Maxik	161,738,076	2,370,831	—
Warner Philips	161,739,899	2,369,008	—
Leon Wagner	161,921,812	2,187,095	—

Proposal 2: Advisory Vote on Executive Compensation

The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers.

Votes Cast For	Votes Against	Votes Abstained	Broker Non-Votes
161,515,246	2,476,897	116,764	10,798,113

Proposal 3: Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Accounting Firm for the 2014 Fiscal Year

The stockholders ratified the appointment of KPMG LLP to serve as the Company’s independent registered accounting firm for the 2014 fiscal year.

Votes Cast For	Votes Against	Votes Abstained	Broker Non-Votes
174,607,680	203,660	95,680	—

Section 8 – Other Events

Item 8.01	Other Events.

As previously reported, the Company is a defendant in a lawsuit filed in June 2012, which is pending in the Ninth Judicial Circuit (the “Court”) in and for Orange County, Florida and is styled Geveran Investments Limited (“Geveran”) v. Lighting Science Group Corp., et al., Case No. 12-17738 (07). On August 28, 2014, the Court issued an Order granting Geveran’s Motion for Partial Summary Judgment under its first cause of action for violation of the Florida Securities and Investor Protection Act. The Order on Geveran’s Motion for Partial Summary Judgment was granted against the Company and the other defendants in the lawsuit, which include J.P. Morgan Securities, LLC (“J.P. Morgan”) and two employees of J.P. Morgan; a former director and former interim chief executive officer of the Company; Pegasus Capital Advisors, L.P.; and the Company’s former chief financial officer. The first cause of action in the case seeks rescissionary damages with respect to the plaintiff’s $25 million purchase of Common Stock plus attorneys’ fees and costs. On August 28, 2014, the Court also entered an Order denying the Company’s Motion for Partial Summary Judgment on certain claims and issues. The trial in this lawsuit on Geveran’s common law claims is currently scheduled to proceed on September 29, 2014.

The Company believes that this lawsuit is without merit and intends to continue to vigorously defend this lawsuit. The Company believes that the Court’s partial summary judgment ruling in favor of Geveran was erroneous and intends to appeal it to the Florida Fifth District Court of Appeals. The Company cannot, however, predict the outcome of this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION

Date: September 3, 2014	By:	/s/ Dennis McGill
	Name:	Dennis McGill
	Title:	Chief Financial Officer